Exhibit 99.1
CPI Reports Record Third Quarter 2026 Results
Date: November 4, 2026
Third Quarter Revenue Increased 15% to a Quarterly Record of $158 Million
Net Income Increased 117% to $5 Million; Adjusted EBITDA Increased 17% to $27 Million
Record Cash From Operations of $57 Million in the First Nine Months; Net Leverage Ratio of 2.6x
Raising Revenue Growth and Free Cash Flow Guidance For Second Consecutive Quarter
Denver, Colo. November 4, 2026 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payments technology leader providing a comprehensive range of physical and digital payment solutions for U.S. financial institutions, processors, fintechs, prepaid program managers and more, today reported financial results for the quarter ended September 30, 2026 and increased its 2026 financial guidance targets for revenue growth and Free Cash Flow, while affirming all other guidance targets.
CPI’s third quarter performance exceeded the Company’s expectations, with revenue increasing 15% to $158 million, driven by strong performance across all business segments. Net income in the quarter increased 117% to $5 million primarily driven by higher operating income, as well as lower interest expense and a lower effective tax rate compared with the prior year period. Adjusted EBITDA increased 17% to $27 million, driven by revenue growth and favorable segment mix driving improved profitability across the business. Gross profit increased 23%, outpacing revenue growth and driving 200 basis points of gross margin expansion, supported by strong performance and better margins in Secure Card and Prepaid Solutions and accelerated growth in higher-margin Integrated Paytech.
“The third quarter marked another quarter of strong revenue, Adjusted EBITDA and Free Cash Flow growth, while we continued to invest in the business to help our customers win,” said John Lowe, President and Chief Executive Officer. “Double-digit growth across each of our segments, improved profitability and strong commercial wins demonstrate the progress we are making against our strategy. We are gaining share while executing on our growth strategy to expand our capabilities, diversify our business and create new avenues for long-term growth and shareholder value creation.”

CPI today increased its 2026 guidance for revenue growth and Free Cash Flow for the second consecutive quarter, while reaffirming all other financial guidance metrics. The Company now expects low-double-digit revenue growth and Free Cash Flow of $50 million to $55 million, up from prior guidance of high-single-digit to low-double-digit revenue growth and $45 million to $50 million of Free Cash Flow. CPI continues to expect low-to-mid single-digit Adjusted EBITDA growth as growth and diversification investments continue. The Company also expects its year-end Net Leverage Ratio towards the low-end of the 2.5x and 3.0x range.
Strategic, Business, and Capital Highlights
•The Company successfully completed a secondary offering of the remaining shares held by Parallel49, fully concluding Parallel49’s ownership position in CPI after nearly 20 years as an investor. The transaction expanded CPI’s shareholder base, increased its public float and positions the Company to engage more institutional investors.
•CPI continued its strong cash flow performance, generating record cash from operating activities of $57 million and a record $46 million of Free Cash Flow through the first nine months of 2026. CPI also ended the quarter with a Net Leverage Ratio of 2.6x.

•CPI is nearing completion of the integration of Arroweye, and continues to outperform the Company’s original investment case and is generating strong commercial momentum by securing more than 30 new customer wins since the acquisition in May 2025, including a top 15 issuer that was not previously a CPI customer.
•CPI continues to progress well with Karta, an Australia-based payments technology firm in which CPI made a minority investment in 2025, as the companies work to bring Karta’s chip-embedded payment technology to the U.S. market. CPI continues to advance the second stage of a pilot with a large U.S. national retailer and create new opportunities to extend CPI’s secure payment credential capabilities and deliver value-added solutions beyond the initial issuance of the card.
•Since CPI acquired TRISM in June 2026, the business has performed on track with CPI’s expectations, with strong customer retention and early commercial wins reinforcing the original investment thesis and building momentum across the pipeline.
•CPI continued to build momentum across its Digital growth strategy, expanding the reach of its cloud-based Push Provisioning solution through new go-to-market relationships to bring CPI’s tokenization capabilities to financial institutions and their customers.
Third Quarter 2026 Financial Highlights
Revenue increased 15% to $158.4 million in the third quarter of 2026, compared to the prior year period.
•Secure Card Solutions segment revenue increased 13% to $111.9 million, driven by increased volumes of contactless cards. Segment gross profit increased 23% and gross margin increased 220 basis points, primarily driven by increased revenue.
•Prepaid Solutions segment revenue increased 15% to $26.9 million, primarily due to increased sales of closed loop prepaid payment solutions and healthy volumes of higher-value open loop packages. Segment gross profit increased 28% and gross margin increased 340 basis points to 34%, primarily driven by increased revenue and favorable sales mix.
•Integrated Paytech segment revenue increased 20% to $23.5 million, primarily due to contributions from the acquisition of TRISM and growth in the cloud-based Card@Once solution, while gross profit margin remained consistent at over 55%. The Company expects Integrated Paytech revenue growth to more than double in the fourth quarter compared with the third quarter, driven by continued momentum in Card@Once, the contribution from TRISM instant issuance and a more favorable year-over-year comparison.
Gross profit increased 23% to $50.3 million, driven primarily by sales growth and favorable segment mix.
Net income increased 117% to $5.0 million, or $0.41 diluted earnings per share, primarily driven by higher operating income and lower interest expense and effective tax rate compared with the prior year period, partially offset by $1.2 million of acquisition and integration costs primarily related to TRISM and Arroweye. Adjusted EBITDA increased 17% to $27.5 million.
Year-to-Date 2026 Financial Highlights
Revenue increased 16% to a company record of $454.6 million in the first nine months of 2026, compared to the prior year period.
•Secure Card Solutions segment revenue increased 21% to $332.6 million, driven by increased sales of contactless cards and contributions from the acquisition of Arroweye. Segment gross profit increased 28% and gross margin increased 150 basis points, primarily due to increased revenue and approximately $4.0 million of tariff refunds, partially offset by increased depreciation expenses.
•Prepaid Solutions segment revenue increased 3% to $71.6 million, primarily due to increased sales of closed loop prepaid cards, as well as the change in accounting that was implemented in the second quarter of 2025. Segment gross profit decreased 4% and gross margin decreased 220 basis points primarily due to decreased revenue, when excluding the impact of the change in accounting.
•Integrated Paytech segment revenue increased 8% to $63.0 million compared to strong revenue levels in 2025, primarily driven by contributions from TRISM, while gross profit margins remained consistent at over 55%.
Gross profit increased 17% to $142.9 million, driven by sales growth. Gross profit margin of 31.4% increased from 31.2% in the prior year period, primarily due to increased revenue and approximately $4.0 million of tariff refunds in our Secure Card Solutions segment, partially offset by approximately $1.0 million of tariff expenses in our other reportable segments and increased depreciation expenses.
Net income increased 20% to $9.1 million, or $0.76 diluted earnings per share, primarily driven by higher operating income and lower interest expense and effective tax rate compared with the prior year period, partially offset by $7.1 million of acquisition and integration costs mainly related to Arroweye. Adjusted EBITDA increased 11% to a company record of $74.7 million.
Balance Sheet, Liquidity and Cash Flow
The Company generated record cash from operating activities of $57.3 million in the first nine months, which compared to $19.9 million in the prior year period; and set a company record for Free Cash Flow of $46.1 million in the first nine months, which compared to $6.1 million in the prior year. The increase in Free Cash Flow was driven by strong operating performance, significant improvements in working capital, including lower inventory purchases, and lower capital expenditures compared with the prior year period.
As of September 30, 2026, the Company had $15 million of cash and cash equivalents, ABL Revolver borrowings of $15 million, and $238.5 million of 10% Senior Secured Notes due 2029. Net Leverage Ratio decreased to 2.6x, down from 3.6x in the third quarter last year.
“We are pleased with the benefits we are seeing from the disciplined investments we have made across acquisitions, automation and technology to advance our digital strategy,” said Terra Grantham, Chief Financial Officer. “Through the first nine months of 2026, we generated $46 million of Free Cash Flow while continuing to invest in attractive growth opportunities and reduce debt. We also successfully completed the secondary offering, broadening our shareholder base and meaningfully increasing our public float.”
The Company’s capital structure and allocation priorities continue to be focused on investing in the business, including strategic acquisitions; deleveraging the balance sheet; and returning funds to stockholders.
Outlook for 2026
The Company raised its financial outlook for 2026 revenue growth and Free Cash Flow guidance targets:
•Revenue: Low-double-digit growth

•Adjusted EBITDA: low-to-mid single-digit growth
•Free Cash Flow in the $50 million to $55 million range
•Year-end Net Leverage Ratio toward the low-end of the 2.5x and 3.0x range
Conference Call and Webcast
CPI will hold a conference call on November 4, 2026, at 9:00 a.m. Eastern Time to review its third quarter results. To participate in the Company's conference call via telephone or online:
To participate by phone, dial 1-833-461-5787 (U.S. and Canada) or 1-585-542-9983 (international) and enter conference ID 244715210.

In order to join the webcast in a live or archived format, please visit CPI Card Group Inc.’s Investor Relations website: https://investor.cpicardgroup.com.
Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release: Revenue excluding the Impact of an Accounting Change, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods and serve as a basis for certain Company compensation programs. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E and Exhibit F to this press release.
Revenue excluding the Impact of an Accounting Change
Revenue excluding the Impact of an Accounting Change has been presented in Exhibit F and defined as revenue excluding the impact from an accounting change implemented in the second quarter of 2025 resulting from the Company moving from over-time revenue recognition for certain WIP orders to point-in-time recognition (revenue booked when shipped). This adjustment reflects WIP orders that were recognized at the end of the first quarter of 2025 as if such orders were consistently recognized using point-in-time recognition during the second quarter of 2025 for the results for the second quarter of 2025 and reflects WIP orders that were recognized at December 31, 2024 as if such orders were consistently recognized using point-in-time recognition during the year to date period presented for 2025.
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and LTM Adjusted EBITDA
Adjusted EBITDA is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for litigation; stock-based compensation expense; restructuring and other charges, including executive retention and severance and acquisition-related costs; costs related to production facility modernization efforts; loss on debt extinguishment; equity in losses of unconsolidated affiliates; gross profit related to the impact from the accounting change related to revenue described above; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lender under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted EBITDA margin as shown in Exhibit E is computed as Adjusted EBITDA divided by total revenue.
We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. LTM Adjusted EBITDA is used in the computation of Net Leverage Ratio, and is reconciled in Exhibit E.
Free Cash Flow
We define Free Cash Flow as cash flow provided by (used in) operating activities less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to make principal payments on outstanding debt and financing lease liabilities. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.
Net Leverage Ratio
Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash, divided by LTM Adjusted EBITDA, or “Net Leverage Ratio”, as a measure of our financial strength when making key investment decisions and evaluating us against peers.
Financial Expectations for 2026
We have provided Adjusted EBITDA, Free Cash Flow and Net Leverage Ratio expectations for 2026 on a non-GAAP basis without a reconciliation to the most directly comparable GAAP financial measures because certain reconciling items, such as acquisition and integration costs and restructuring and other charges, are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant. Accordingly, a reconciliation is not available without unreasonable efforts.
About CPI
CPI is a payments technology company that is integral to the payments ecosystem. CPI’s connections, people, and solutions enable payments for a broad and expanding customer base including thousands of U.S. financial institutions, processors, fintechs, prepaid program managers and more, and these customers count on us to deliver what's next.
We continue to transform alongside the market, and for decades have invested in building deep connections and flexible solutions for our customers. Our proprietary platform and expertise uniquely position CPI to deliver today, tomorrow, and into the future as the market expands and payment methods evolve. Learn more at www.cpicardgroup.com.
Forward-Looking Statements
Certain statements and information in this press release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “affirm,” “plan,” “intend,” “foresee,” “will,” “should,” “would,” “could,” “continue,” “committed,” “attempt,” “aim,” “target,” “objective,” “guides,” “seek,” “focus,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our 2026 financial guidance and outlook, strategic initiatives and market opportunities, are based on our expectations and beliefs concerning future developments and their potential effect on us and other information available at the time such statements are made. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: (i) risks relating to our business and industry, such as a deterioration in general economic conditions, including due to inflationary conditions, resulting in reduced consumer confidence and business spending, and a decline in consumer credit worthiness impacting demand for our products; the unpredictability of our operating results, including an inability to anticipate changes in customer inventory management practices and its impact on our business; our failure to retain our existing key customers or identify and attract new customers; the highly competitive, saturated and consolidated nature of our marketplace; our inability to develop, introduce and commercialize new products and related services, including due to our inability to undertake research and development activities; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and related services in a timely manner or at all; system security risks, data protection breaches and cyber-attacks; the usage, or lack thereof, of artificial intelligence technologies; disruptions, delays or other failures in our supply chain, including as a result of inflationary pressures, single-source suppliers, failure or inability of suppliers to comply with our code of conduct or contractual requirements, trade restrictions, tariffs, foreign conflicts or political unrest in countries in which our suppliers operate, and our inability to pass related costs on to our customers or difficulty meeting customers’ delivery expectations due to extended lead times; changes in U.S. and global trade policy and the impact of tariffs on our business and results of operations; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate computing infrastructure on which we rely; defects in our software and computing systems; disruptions in production at one or more of our facilities due to weather conditions, climate change, political instability, or social unrest; problems in production quality, materials and process and costs relating to product defects and any related product liability and/or warranty claims and damage to our reputation; our inability to recruit, retain and develop qualified personnel, including key personnel, and implement effective succession processes; our substantial indebtedness, including the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our inability to make debt service payments or refinance such indebtedness; our inability to successfully execute on, integrate, or achieve the anticipated benefits of acquisitions, including the acquisitions of Arroweye and TRISM, or execute on divestitures, strategic relationships, or investments; our status as an accelerated filer and complying with the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting and risks relating to investor confidence in our financial reporting; environmental, social and governance (“ESG”) preferences and demands of various stakeholders and the related impact on our ability to access capital, produce our products in conformity with stakeholder preferences, comply with stakeholder demands and comply with any related legal or regulatory requirements or restrictions; negative perceptions of our products due to the impact of our products and production processes on the environment and other ESG-related risks; damage to our reputation or brand image; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; our inability to renew licenses with key technology licensors; our limited ability to raise capital, which may lead to delays in innovation or the abandonment of our strategic initiatives; costs and impacts related to additional tax collection efforts by states, unclaimed property laws, or future increases in U.S. federal or state income taxes, resulting in additional expenses which we may be unable to pass along to our customers; our inability to realize the full value of our long-lived assets; costs and potential liabilities associated with compliance or failure to comply with laws and regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; the effects of ongoing foreign conflicts on the global economy; adverse conditions in the banking system and financial markets, including the failure of banks and financial institutions; our failure to comply with environmental, health and safety laws and regulations that apply to our products and the raw materials we use in our production processes; (ii) risks relating to ownership of our common stock, such as those associated with concentrated ownership of our common stock by our significant stockholder and potential conflicts of interest with other stockholders; the impact of concentrated ownership of our common stock and the sale or perceived sale of a substantial amount of common stock on the trading volume and market price of our common stock; potential conflicts of interest that may arise due to our Board of Directors being comprised in part of directors who are principals of or were nominated by our current or former significant stockholders; the influence of securities analysts over the trading market for and price of our common stock, particularly due to the lack of substantial research coverage of our common stock; the impact of stockholder activism or actual or threatened securities litigation on the trading price and volatility of our common stock; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our significant stockholder to change the composition of our Board of Directors; and (iii) general risks, such as relating to our ability to comply with a wide variety of complex, evolving laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings and the adequacy of our insurance policies; and other risks and uncertainties that are described in Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 5, 2026, our subsequent Quarterly Reports on Form 10-Q and our other reports filed from time to time with the SEC.

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date such statements are made. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein and therein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:
CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.
CPI Investor Relations:
Davis Barker, Head of Investor Relations & Corporate Development
(877) 369-9016
InvestorRelations@cpicardgroup.com
CPI Media Relations:
Media@cpicardgroup.com
CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three and nine months ended September 30, 2026 and 2025
Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of September 30, 2026 and December 31, 2025
Exhibit C	Condensed Consolidated Statements of Cash Flows – Unaudited for the nine months ended September 30, 2026 and 2025
Exhibit D	Segment Summary Information – Unaudited for the three and nine months ended September 30, 2026 and 2025
Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations – Unaudited for the three and nine months ended September 30, 2026 and 2025
Exhibit F	Supplemental GAAP to Non-GAAP Reconciliations – Unaudited for the three and nine months ended September 30, 2026 and 2025

EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$158,357	$137,966	$454,646	$390,480
Cost of goods sold	108,105	96,973	311,784	268,671
Gross profit	50,252	40,993	142,862	121,809
Selling, general and administrative expenses	34,597	27,975	104,349	85,264
Income from operations	15,655	13,018	38,513	36,545
Other expense, net:
Interest, net	(8,011)	(8,746)	(23,072)	(24,500)
Loss on debt extinguishment	(282)	(287)	(282)	(287)
Other expense, net	(979)	(242)	(982)	(237)
Total other expense, net	(9,272)	(9,275)	(24,336)	(25,024)
Income before income taxes and equity in losses of unconsolidated affiliates	6,383	3,743	14,177	11,521
Income tax expense	(1,309)	(1,435)	(4,604)	(3,921)
Equity in losses of unconsolidated affiliates	(55)	—	(458)	—
Net income	$5,019	$2,308	$9,115	$7,600

Basic and diluted earnings per share:
Basic earnings per share	$0.43	$0.20	$0.79	$0.67
Diluted earnings per share	$0.41	$0.19	$0.76	$0.64

Basic weighted-average shares outstanding	11,573,302	11,353,329	11,505,834	11,298,986
Diluted weighted-average shares outstanding	12,166,439	11,853,630	12,050,670	11,937,369

Comprehensive income:
Net income	$5,019	$2,308	$9,115	$7,600
Total comprehensive income	$5,019	$2,308	$9,115	$7,600

EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$15,177	$21,700
Accounts receivable, net	91,086	95,436
Inventories, net	64,444	72,243
Prepaid expenses and other current assets	12,295	15,565
Total current assets	183,002	204,944
Plant, equipment, leasehold improvements and operating lease right-of-use assets, net	108,753	108,433
Intangible assets, net	18,592	18,544
Goodwill	52,886	48,764
Other assets	21,620	22,506
Total assets	$384,853	$403,191
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$30,538	$27,802
Accrued expenses	55,196	52,379
Deferred revenue and customer deposits	3,005	3,916
Total current liabilities	88,739	84,097
Long-term debt	251,135	286,668
Deferred income taxes	3,807	2,251
Other long-term liabilities	48,203	47,508
Total liabilities	391,884	420,524

Commitments and contingencies

Stockholders’ deficit:
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at September 30, 2026 and December 31, 2025
Common stock; $0.001 par value—100,000,000 shares authorized; 11,630,710 and 11,456,061 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	12	11
Capital deficit	(100,905)	(102,091)
Accumulated earnings	93,862	84,747
Total stockholders’ deficit	(7,031)	(17,333)
Total liabilities and stockholders’ deficit	$384,853	$403,191

EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating activities
Net income	$9,115	$7,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	16,440	12,730
Amortization expense	3,052	3,147
Stock-based compensation expense	5,296	4,537
Amortization of debt issuance costs	963	983
Loss on early extinguishment of debt	1,077	887
Deferred income taxes and other, net	2,299	4,245
Changes in operating assets and liabilities:
Accounts receivable, net	4,679	4,150
Inventories	7,900	(9,126)
Prepaid expenses and other assets	2,584	1,177
Income taxes, net	1,265	(5,178)
Accounts payable	3,653	8,834
Accrued expenses and other liabilities	468	(16,192)
Deferred revenue and customer deposits	(1,539)	2,117
Cash provided by operating activities	57,252	19,911
Investing activities
Capital expenditures for plant, equipment and leasehold improvements, net	(11,103)	(13,777)
Cash paid for acquisition, net of cash acquired	(6,300)	(42,442)
Other	291	50
Cash used in investing activities	(17,112)	(56,169)
Financing activities
Proceeds from borrowings on debt	30,000	67,000
Payments on debt	(66,500)	(40,000)
Payments on finance lease obligations	(7,027)	(5,967)
Debt issuance costs	—	(264)
Payment for debt early redemption premium	(795)	(600)
Taxes withheld and paid on stock-based compensation awards	(2,341)	(1,500)
Cash (used in) provided by financing activities	(46,663)	18,669
Net decrease in cash and cash equivalents	(6,523)	(17,589)
Cash and cash equivalents, beginning of period	21,700	33,544
Cash and cash equivalents, end of period	$15,177	$15,955
Supplemental disclosures of cash flow information
Cash paid (refunded) during the period for:
Interest paid	$29,876	$31,099
Income taxes paid	$2,381	$6,441
Income taxes refunded	$(563)	$(60)
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$187	$11,703
Financing leases	$10,113	$11,128
Accounts payable and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$1,198	$2,525
Non-cash equity in losses of unconsolidated affiliates	$(458)	$—

EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three and Nine Months Ended September 30, 2026 and 2025
(dollars in thousands)
(Unaudited)

Revenue
	Three Months Ended September 30,
	2026	2025	$ Change	% Change
Revenue by segment:
Secure Card Solutions	$111,900	$99,154	$12,746	12.9%
Prepaid Solutions	26,859	23,335	3,524	15.1%
Integrated Paytech	23,451	19,498	3,953	20.3%
Eliminations	(3,853)	(4,021)	168	*
Total	$158,357	$137,966	$20,391	14.8%

	Nine Months Ended September 30,
	2026	2025	$ Change	% Change
Revenue by segment:
Secure Card Solutions	$332,618	$275,469	$57,149	20.7%
Prepaid Solutions	71,553	69,270	2,283	3.3%
Integrated Paytech	62,974	58,077	4,897	8.4%
Eliminations	(12,499)	(12,336)	(163)	*
Total	$454,646	$390,480	$64,166	16.4%

Gross Profit
	Three Months Ended September 30,
	2026	% of Revenue	2025	% of Revenue	$ Change	% Change
Gross profit by segment:
Secure Card Solutions	$28,258	25.3%	$22,928	23.1%	$5,330	23.2%
Prepaid Solutions	9,024	33.6%	7,049	30.2%	1,975	28.0%
Integrated Paytech	12,970	55.3%	11,016	56.5%	1,954	17.7%
Total	$50,252	31.7%	$40,993	29.7%	$9,259	22.6%

	Nine Months Ended September 30,
	2026	% of Revenue	2025	% of Revenue	$ Change	% Change
Gross profit by segment:
Secure Card Solutions	$86,829	26.1%	$67,665	24.6%	$19,164	28.3%
Prepaid Solutions	21,109	29.5%	21,962	31.7%	(853)	(3.9)%
Integrated Paytech	34,924	55.5%	32,182	55.4%	2,742	8.5%
Total	$142,862	31.4%	$121,809	31.2%	$21,053	17.3%

Income from Operations
	Three Months Ended September 30,
	2026	% of Revenue	2025	% of Revenue	$ Change	% Change
Income (loss) from operations by segment:
Secure Card Solutions	$19,056	17.0%	$13,049	13.2%	$6,007	46.0%
Prepaid Solutions	7,609	28.3%	5,883	25.2%	1,726	29.3%
Integrated Paytech	7,228	30.8%	8,228	42.2%	(1,000)	(12.2)%
Corporate	(18,238)	*	(14,142)	*	(4,096)	(29.0)%
Total	$15,655	9.9%	$13,018	9.4%	$2,637	20.3%

	Nine Months Ended September 30,
	2026	% of Revenue	2025	% of Revenue	$ Change	% Change
Income (loss) from operations by segment:
Secure Card Solutions	$57,344	17.2%	$42,995	15.6%	$14,349	33.4%
Prepaid Solutions	16,684	23.3%	18,053	26.1%	(1,369)	(7.6)%
Integrated Paytech	20,669	32.8%	23,038	39.7%	(2,369)	(10.3)%
Corporate	(56,184)	*	(47,541)	*	(8,643)	(18.2)%
Total	$38,513	8.5%	$36,545	9.4%	$1,968	5.4%

EBITDA
	Three Months Ended September 30,
	2026	% of Revenue	2025	% of Revenue	$ Change	% Change
EBITDA by segment:
Secure Card Solutions	$23,418	20.9%	$16,891	17.0%	$6,527	38.6%
Prepaid Solutions	8,815	32.8%	7,016	30.1%	1,799	25.6%
Integrated Paytech	7,664	32.7%	8,261	42.4%	(597)	(7.2)%
Corporate	(18,812)	*	(13,564)	*	(5,248)	(38.7)%
Total	$21,085	13.3%	$18,604	13.5%	$2,481	13.3%

	Nine Months Ended September 30,
	2026	% of Revenue	2025	% of Revenue	$ Change	% Change
EBITDA by segment:
Secure Card Solutions	$70,313	21.1%	$52,534	19.1%	$17,779	33.8%
Prepaid Solutions	20,001	28.0%	21,434	30.9%	(1,433)	(6.7)%
Integrated Paytech	21,373	33.9%	23,133	39.8%	(1,760)	(7.6)%
Corporate	(55,404)	*	(45,203)	*	(10,201)	(22.6)%
Total	$56,283	12.4%	$51,898	13.3%	$4,385	8.4%

Operations by Segment to EBITDA by Segment

	Three Months Ended September 30, 2026
	Secure Card Solutions	Prepaid Solutions	Integrated Paytech	Corporate	Total
EBITDA by segment:
Income (loss) from operations	$19,056	$7,609	$7,228	$(18,238)	$15,655
Depreciation and amortization	4,362	1,261	436	687	6,746
Other expense, net	—	(55)	—	(1,261)	(1,316)
EBITDA	$23,418	$8,815	$7,664	$(18,812)	$21,085

	Three Months Ended September 30, 2025
	Secure Card Solutions	Prepaid Solutions	Integrated Paytech	Corporate	Total
EBITDA by segment:
Income (loss) from operations	$13,049	$5,883	$8,228	$(14,142)	$13,018
Depreciation and amortization	4,080	1,134	33	868	6,115
Other expense, net	(238)	(1)	—	(290)	(529)
EBITDA	$16,891	$7,016	$8,261	$(13,564)	$18,604

	Nine Months Ended September 30, 2026
	Secure Card Solutions	Prepaid Solutions	Integrated Paytech	Corporate	Total
EBITDA by segment:
Income (loss) from operations	$57,344	$16,684	$20,669	$(56,184)	$38,513
Depreciation and amortization	12,966	3,776	704	2,046	19,492
Other income (expense), net	3	(459)	—	(1,266)	(1,722)
EBITDA	$70,313	$20,001	$21,373	$(55,404)	$56,283

	Nine Months Ended September 30, 2025
	Secure Card Solutions	Prepaid Solutions	Integrated Paytech	Corporate	Total
EBITDA by segment:
Income (loss) from operations	$42,995	$18,053	$23,038	$(47,541)	$36,545
Depreciation and amortization	9,817	3,376	95	2,589	15,877
Other (expense) income, net	(278)	5	—	(251)	(524)
EBITDA	$52,534	$21,434	$23,133	$(45,203)	$51,898
_____________________________________________________________________
*Calculation not meaningful

EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
EBITDA and Adjusted EBITDA:
Net income	$5,019	$2,308	$9,115	$7,600
Interest, net	8,011	8,746	23,072	24,500
Income tax expense	1,309	1,435	4,604	3,921
Depreciation and amortization	6,746	6,115	19,492	15,877
EBITDA	$21,085	$18,604	$56,283	$51,898

Adjustments to EBITDA:
Stock-based compensation expense	$2,579	$1,499	$5,296	$4,537
Acquisition and integration costs (1)	1,192	1,849	7,105	4,110
Restructuring and other charges (2)	2,272	1,190	5,250	3,317
Loss on debt extinguishment	282	287	282	287
Change in revenue recognition (3)	—	—	—	2,929
Equity in losses of unconsolidated affiliates (4)	55	—	458	—
Subtotal of adjustments to EBITDA	$6,380	$4,825	$18,391	$15,180
Adjusted EBITDA	$27,465	$23,429	$74,674	$67,078
Net income margin (% of Revenue)	3.2%	1.7%	2.0%	1.9%
Net income growth (% Change 2026 vs. 2025)	117.5%		19.9%
Adjusted EBITDA margin (% of Revenue)	17.3%	17.0%	16.4%	17.2%
Adjusted EBITDA growth (% Change 2026 vs. 2025)	17.2%		11.3%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Free Cash Flow:
Cash provided by operating activities	$15,103	$9,974	$57,252	$19,911
Capital expenditures for plant, equipment and leasehold improvements, net	(5,005)	(4,665)	(11,103)	(13,777)
Free Cash Flow	$10,098	$5,309	$46,149	$6,134
______________________________________________________________________
(1)Balance represents acquisition and integration costs primarily related to the acquisition of Arroweye that occurred on May 6, 2025 and the acquisition of an on-premise instant issuance solution that occurred on June 23, 2026.
(2)Balance includes expenses related to executive retention and severance. The 2025 balance also includes expenses related to production facility modernization efforts. On September 14, 2026, certain CPI stockholders completed a secondary public offering of approximately 2.7 million shares, including the underwriters’ full exercise of their option to purchase additional shares. CPI did not sell any shares or receive any proceeds but incurred approximately $1.0 million of offering-related expenses under its registration rights agreement.
(3)In the second quarter of 2025, the Company reassessed certain aspects of its revenue recognition accounting under ASC 606 and prospectively began recognizing revenue for certain contracts at a point-in-time rather than over-time.
(4)On October 7, 2025, the Company entered into a strategic relationship with and acquired a 20% equity interest in Karta (Gift Card Co Pty Ltd), an Australia-based payments technology firm also backed by the Commonwealth Bank of Australia. This balance represents the Company’s equity in Karta’s net losses for the three and nine months ended September 30, 2026.

	Last Twelve Months Ended
	September 30,	December 31,
	2026	2025
Reconciliation of net income to LTM EBITDA and Adjusted EBITDA:
Net income	$16,465	$14,950
Interest, net	31,038	32,466
Income tax expense	7,339	6,656
Depreciation and amortization	26,076	22,461
EBITDA	$80,918	$76,533

Adjustments to EBITDA:
Stock-based compensation expense	$7,722	$6,963
Acquisition and integration costs (1)	8,949	5,954
Restructuring and other charges (2)	5,649	3,716
Loss on debt extinguishment	282	287
Change in revenue recognition (3)	—	2,929
Equity in losses of unconsolidated affiliates (4)	592	134
Subtotal of adjustments to EBITDA	$23,194	$19,983
LTM Adjusted EBITDA	$104,112	$96,516
______________________________________________________________________
(1)Balance represents acquisition and integration costs primarily related to the Arroweye acquisition that occurred on May 6, 2025.
(2)Balance includes expenses related to executive retention and severance, as well as production facility modernization efforts. On September 14, 2026, certain CPI stockholders completed a secondary public offering of approximately 2.7 million shares, including the underwriters’ full exercise of their option to purchase additional shares. CPI did not sell any shares or receive any proceeds but incurred approximately $1.0 million of offering-related expenses under its registration rights agreement.
(3)In the second quarter of 2025, the Company reassessed certain aspects of its revenue recognition accounting under ASC 606 and prospectively began recognizing revenue for certain contracts at a point-in-time rather than over-time.
(4)On October 7, 2025, the Company entered into a strategic relationship with and acquired a 20% equity interest in Karta (Gift Card Co Pty Ltd), an Australia-based payments technology firm also backed by the Commonwealth Bank of Australia. This balance represents the Company’s equity in Karta’s net losses for the nine months ended September 30, 2026 and three months ended December 31, 2025.

	As of
	September 30,	December 31,
	2026	2025
Calculation of Net Leverage Ratio:
Senior Notes	$238,500	$265,000
ABL Revolver	15,000	25,000
Financing lease obligations	34,398	31,058
Total debt	287,898	321,058
Less: Cash and cash equivalents	(15,177)	(21,700)
Total net debt (a)	$272,721	$299,358
LTM Adjusted EBITDA (b)	$104,112	$96,516
Net Leverage Ratio (a)/(b)	2.6	3.1

EXHIBIT F
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	As Reported	Impacts from Change in Revenue Recognition	As Adjusted	As Reported	Impacts from Change in Revenue Recognition	As Adjusted
Consolidated CPI
Revenue (1)	$158,357	$—	$158,357	$137,966	$—	$137,966
Revenue growth (% Change 2026 vs. 2025)	14.8%		14.8%

Secure Card Solutions
Revenue	$111,900	$—	$111,900	$99,154	$—	$99,154
Revenue growth (% Change 2026 vs. 2025)	12.9%		12.9%

Prepaid Solutions
Revenue	$26,859	$—	$26,859	$23,335	$—	$23,335
Revenue growth (% Change 2026 vs. 2025)	15.1%		15.1%

Integrated Paytech
Revenue	$23,451	$—	$23,451	$19,498	$—	$19,498
Revenue growth (% Change 2026 vs. 2025)	20.3%		20.3%

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	As Reported	Impacts from Change in Revenue Recognition	As Adjusted	As Reported	Impacts from Change in Revenue Recognition	As Adjusted
Consolidated CPI
Revenue (1)	$454,646	$—	$454,646	$390,480	$7,427	$397,907
Revenue growth (% Change 2026 vs. 2025)	16.4%		14.3%

Secure Card Solutions
Revenue	$332,618	$—	$332,618	$275,469	$2,059	$277,528
Revenue growth (% Change 2026 vs. 2025)	20.7%		19.9%

Prepaid Solutions
Revenue	$71,553	$—	$71,553	$69,270	$5,368	$74,638
Revenue growth (% Change 2026 vs. 2025)	3.3%		(4.1)%

Integrated Paytech
Revenue	$62,974	$—	$62,974	$58,077	$—	$58,077
Revenue growth (% Change 2026 vs. 2025)	8.4%		8.4%
______________________________________________________________________
(1)For the three months ended September 30, 2026 and 2025, consolidated revenue includes $3,853 and $4,021 of intersegment eliminations, respectively. For the nine months ended September 30, 2026 and 2025, consolidated revenue includes $12,499 and $12,336 of intersegment eliminations, respectively.